                                                                    EXHIBIT VIII

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                               WARRANT AGREEMENT


                                    Between


                         ADVANCED RADIO TELECOM CORP.

                                      and

                       [                               ]
                                      as
                                 Warrant Agent



                           _________________________


                          Dated as of [      ], 1996

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                              TABLE OF CONTENTS


                                                                          Page
                                                                          ----

1.    Appointment of Warrant Agent.....................................      1
2.    Warrant Certificates.............................................      1
3.    Execution of Warrant Certificates................................      2
4.    Registration and Countersignature................................      2
5.    Transfer and Exchange of Warrants................................      3
6.    Registration of Transfers and Exchanges..........................      4
7.    Terms of Warrants; Exercise of Warrants..........................      6
8.    Payment of Taxes.................................................      9
9.    Mutilated or Missing Warrant Certificates........................      9
10.   Reservation of Warrant Shares....................................     10
11.   Obtaining Stock Exchange Listings................................     11
12.   Adjustment of Number of Warrant Shares Issuable..................     11
13.   Fractional Interests.............................................     22
14.   Notices to Warrant Holders.......................................     23
15.   Notices to the Company and Warrant Agent.........................     25
16.   Supplements and Amendments.......................................     25
17.   Concerning the Warrant Agent.....................................     26
18.   Change of Warrant Agent..........................................     29
19.   Identity of Transfer Agent.......................................     29
20.   Registration Rights..............................................     30
21.   Successors.......................................................     30
22.   Termination......................................................     30
23.   Governing Law....................................................     30
24.   Benefits of This Agreement.......................................     30
25.   Counterparts.....................................................     30
26.   Headings.........................................................     30


Exhibit A.        Form of Warrant Certificate..........................    A-1
Exhibit B.        Certificate..........................................    B-2
Exhibit C.        Legends..............................................    C-1
Exhibit D.        Transferee Letter....................................    D-1


                                      -i-

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            WARRANT AGREEMENT (the "AGREEMENT"), dated as of [      ], 1996,
between Advanced Radio Telecom Corp., a Delaware corporation (together with any
successors and assigns, the "COMPANY"), and [                       ], as
Warrant Agent (the "WARRANT AGENT").

            WHEREAS, pursuant to a certain Senior Secured Credit Agreement, dated as of November [ ], 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among the Company, the Guarantors named therein and the Lenders named therein, the Lenders have agreed to make to or for the account of the Borrower a senior secured bridge loan up to an aggregate principal amount of $50,000,000;

            WHEREAS, it is a condition to the obligations of the Lenders to make the Senior Loans under the Credit Agreement that the Company execute and deliver this Agreement;

            WHEREAS, the Company may from time to time issue to the Lenders warrants (the "WARRANTS") to purchase shares of common stock, par value $0.001 per share, of the Company (the "COMMON STOCK," and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "WARRANT SHARES") pursuant to the terms of the Credit Agreement; and

            WHEREAS, the holders of Warrants and Warrant Shares shall, from time to time, have certain rights and obligations with respect thereto as set forth in the Second Restated and Amended Registration Rights Agreement, dated as of July 3, 1996, among the Company and the parties named therein (as amended and in effect from time to time in accordance with its terms, the "REGISTRATION RIGHTS AGREEMENT");

            NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

            SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

            SECTION 2. WARRANT CERTIFICATES. The Warrants will initially be issued in registered form as definitive Warrant certificates. Any certificates (the "WARRANT CERTIFICATES") evidencing the Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in EXHIBIT A hereto.

            SECTION 3.  EXECUTION OF WARRANT CERTIFICATES.  Warrant



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                                     -2-



Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

            Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

            SECTION 4. REGISTRATION AND COUNTERSIGNATURE. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in the Borough of Manhattan, city of New York (the "WARRANT REGISTER") as they are issued.

            Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, the Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares



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                                     -3-



referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

            The Company and the Warrant Agent may deem and treat the registered holders (the "HOLDERS") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            SECTION 5. TRANSFER AND EXCHANGE OF WARRANTS. The Warrant Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

            Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

            No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

            SECTION 6.  REGISTRATION OF TRANSFERS AND EXCHANGES.

            (a) TRANSFER AND EXCHANGE OF WARRANTS. When Warrants are presented to the Warrant Agent with a request:

       (i)  to register the transfer of the Warrants; or

      (ii) to exchange such Warrants for an equal number of Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Agreement are met; PROVIDED, HOWEVER, that the Warrants presented or surrendered for registration of transfer or exchange:

      (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

      (y) in the case of Warrants (the "RESTRICTED WARRANTS") which constitute Restricted Securities (as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT")), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, however, it being understood that the Warrant Agent need not determine which clause
            (A) through (C) below is applicable:

            (A) if such Restricted Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such holder to that effect (in substantially the form of EXHIBIT B hereto); or

            (B) if such Restricted Warrant is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of EXHIBIT B hereto) and an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer does not require registration under the Securities Act; or

            (C) if such Restricted Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of EXHIBIT B hereto) and an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer does not require registration under the Securities Act;

            (b)   LEGENDS.

       (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially as set forth in EXHIBIT C hereto:

      (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, the Warrant Agent shall permit the Holder thereof to exchange such Restricted Warrant for a Warrant that does not bear the first paragraph of the legend set forth in EXHIBIT C hereto and rescind any related restriction on the transfer of such Warrant.

            (c)   OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
WARRANTS.

       (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement, the Company shall execute, and the Warrant Agent shall countersign the Warrants.

      (ii) All Warrants issued upon any registration, transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

            SECTION 7. TERMS OF WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on or after the earlier to



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                                     -6-



occur of (i) 180 days after the Minimum IPO Consummation Date, (ii) September 30, 1997 and (iii) the date of occurrence of a Reorganization (as defined in
Section 12(j) hereof) (the "EXERCISABILITY DATE") and until 5:00 p.m., New
York City time, on [        ], 2006 (the "EXPIRATION DATE"), to receive from
the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares; provided that if in the opinion of counsel to the Company approval of the Federal Communications Commission (the "FCC") is required before the Company may issue Warrant Shares upon the exercise of any Warrant, the Company may defer the issuance of such Warrant Shares until such time as approval of the FCC is obtained or is no longer required. The Company shall promptly notify in writing the Warrant Agent of any event which requires it to suspend exercise of Warrants pursuant to the proviso of the preceding sentence and of the termination of any such suspension. Subject to the next paragraph of this Section, each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

            The Company agrees to promptly commence any proceeding before the FCC required to permit the exercise of the outstanding Warrants and to use its reasonable efforts to obtain any order of the FCC or similar approval necessary to permit such exercise and maintain such approval in full force and effect. In the event that at any time prior to the Expiration Date the exercise of Warrants shall have been suspended for any period of time, the Expiration Date shall be extended by such period of time; PROVIDED, that any such extension shall be for a minimum of 10 Business Days following receipt of notice by the Holders from the Company of the termination of such suspension.

            The exercise price per Warrant (the "EXERCISE PRICE") shall be $.01. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order



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                                     -7-



of the Company in New York Clearing House Funds. Notwithstanding the foregoing sentence, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable with payment in cash of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Agreement, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 12(d) hereof) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 12(d) hereof). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. "EXERCISE PRICE PER SHARE" means the Exercise Price divided by the number of Warrant Shares for which a Warrant is then exercisable (without giving effect to the Cashless Exercise option). No payment or adjustment shall be made on account of any dividends on the Warrant Shares issued upon exercise of a Warrant. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

            Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets as an entirety or substantially as an entirety is proposed to be effected by the Company as described in subsection (j) of Section 12 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business ("BUSINESS
DAY") thereafter, issue
and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 13. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

            The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

            All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

            The Warrant Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

            SECTION 8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            SECTION 9. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

            SECTION 10. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

            The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

            The Company covenants that all Warrant Shares which may



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                                     -10-



be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent in any material respect with the rights of Holders hereunder. The Company will use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

            SECTION 11. OBTAINING STOCK EXCHANGE LISTINGS. In the event that, at any time during the period in which the Warrants are exercisable, the Common Stock is not listed on any principal securities or exchanges or markets within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market.

            SECTION 12. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "EXERCISE RATE") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

            (a)   ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

            If the Company:

            (1) pays or declares a dividend or makes or declares a distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

            (2) subdivides, combines or reclassifies its outstanding shares of Common Stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution (the "TIME OF DETERMINATION") and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine reasonably and in good faith the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 12.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b)   ADJUSTMENT FOR CERTAIN ISSUANCES OF COMMON STOCK.

            If the Company issues or sells shares of its Common Stock or distributes any rights, options or warrants to any Person entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the Current Market Value at the Time of Determination, the Exercise Rate shall be adjusted in accordance with the formula:

                        E' = E x  O + N
                                 ---------
                                 O + N X P
                                     -----
                                       M

where:

         E'    =     the adjusted Exercise Rate.

         E     =     the Exercise Rate immediately prior to the Time of
                     Determination for any such issuance, sale or distribution.

         O     =     the number of shares of Common Stock outstanding
                     immediately prior to the Time of Determination for any such issuance, sale or distribution.

         N     =     the number of additional shares of Common Stock issued,
                     sold or issuable upon exercise of such rights, options or warrants.

         P     =     the consideration received in the case of any
                     issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock upon exercise of such rights, options or warrants.

         M     =     the Current Market Value per share of Common Stock on
                     the Time of Determination for any such issuance, sale or distribution.


            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. Notwithstanding the foregoing, the Exercise Rate shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made or (ii)(a) the exercise of the Warrants, (b) any options, warrants or rights to acquire Common Stock currently outstanding under, or subsequently granted or issued pursuant to, the Company's Equity Incentive Plan and Directors Plan, as such plans are in existence as of the date hereof, or other employee or director compensation plans approved by a majority of the independent directors of the board of directors of the Company, and (c) any options, warrants or rights to acquire Common Stock which options, warrants or rights are issued as part of a unit issued to investors consisting of such options, warrants or rights and debt securities of the Company, which unit is sold by the Company pursuant to a bona fide public offering registered under the Securities Act or pursuant to a bona fide transaction to initial purchasers who intend to immediately redistribute to purchasers such units pursuant to Rule 144A thereunder, in any case not to exceed options, warrants or rights exercisable for more than 3,000,000 shares of Common Stock (adjusted for any subdivision, combination or reclassification of the Common Stock) in the aggregate, and all such shares of Common Stock issued upon exercise of such options, warrants or rights. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            (c)   ADJUSTMENT FOR OTHER DISTRIBUTION.

            If the Company distributes to all holders of its Common Stock (i) capital stock (other than Common Stock) or any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions or distributions from current or retained earnings other than any Extraordinary Cash Dividend), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Exercise Rate shall be adjusted in accordance with the formula:

                        E' = E x   M
                                 -----
                                 M - F

where:

         E'    =     the adjusted Exercise Rate.

         E     =     the current Exercise Rate on the record date mentioned
                     below.

         M     =     the Current Market Value per share of Common Stock on
                     the record date mentioned below.

         F     =     the fair market value on the record date mentioned below
                     of the capital stock, indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

            This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 12.

            (d)   CURRENT MARKET VALUE; OTHER DEFINITIONS.

            "CURRENT MARKET VALUE" per share of Common Stock or of any other security (herein collectively referred to as a "SECURITY") at any date shall be:

            (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (i) the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six months preceding such date or
      (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by the board of directors of the Company if the transaction is for less than $500,000 and is not with an Affiliate and by an Independent Financial Expert selected by the Company in all other instances, or

            (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (as defined below) for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

            The "CLOSING BID PRICE" for any Security on each Business Day means: (a) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (c) if neither clause (a) nor (b) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, reasonably designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

            "INDEPENDENT FINANCIAL EXPERT" shall mean a nationally recognized investment banking firm reasonably acceptable to the Warrant Agent (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, and
(iii) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

            "AFFILIATE" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of at least 10% of the voting securities of a person shall be deemed to be control and that for so long as Laurence H. Zimmerman is a director or controls, directly or indirectly, capital stock of the Company with the right to 5% of the vote of the Common Stock then outstanding, his spouse, lineal descendants and any person (including the voting trust created by the Voting Trust Agreement (as defined in the Credit Agreement) and any other affiliated trusts) controlled by any of them shall be Affiliates of the Company.

            "EXTRAORDINARY CASH DIVIDEND" means any cash dividends with respect to the Common Stock the aggregate amount of which prior to the Exercisability Date in any fiscal year exceeds 6% of the net income (determined in accordance with generally accepted accounting principles consistently applied) of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.

            (e)   WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

            No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

            All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (f)   WHEN NO ADJUSTMENT REQUIRED.

            If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate then in effect shall be readjusted, effective as of the date when the board of directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under two or more of paragraphs (a), (b) and (c), such adjustments will be determined without duplication.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

            (g)   NOTICE OF ADJUSTMENT.

            Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 14 hereof.

            (h)   VOLUNTARY REDUCTION.

            The Company from time to time may increase the Exercise Rate by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days.

            An increase of the Exercise Rate under this Subsection (h) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (a), (b) or (c) of this Section 12.

            (i)   WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

            In any case in which this Section 12 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 13; PROVIDED, HOWEVER, that the Company shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (j)   REORGANIZATIONS.

            In case of any capital reorganization, other than in the cases referred to in Sections 12(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of Warrants.

            The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall (i) expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Warrant Agent the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein and (ii) enter into an agreement providing to the Holders rights and benefits substantially similar to those enjoyed by the Holders under the Registration Rights Agreement.

            The foregoing provisions of this Section 12(j) shall apply to successive Reorganization transactions.

            (k)   LIQUIDATING DIVIDENDS.

            If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of current earnings or retained earnings except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company shall pay to each Holder of Warrants at the time of payment thereof the Liquidating Dividend which would have been paid to such Holder had the Warrants held by such Holder been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (l)   PURCHASE RIGHTS.

            If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Warrant Shares acquirable upon complete exercise of the Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (m)   ADJUSTMENT FOR TENDER OFFER.

            If the Company or any subsidiary of the Company consummates a tender offer for all or any portion of Common Stock and purchases shares pursuant to such tender offer for an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors and described in a Board resolution) as of the last time (the "EXPIRATION TIME") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors and described in a Board resolution) of the consideration paid in respect of any other tender offer by the Company or a subsidiary of the Company for all or any portion of Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no Exercise Rate adjustment pursuant to this subsection (m) has been made previously and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no Exercise Rate adjustment pursuant to subsection (c) of this Section has been made previously, exceeds 5.0% of the product of the Current Market Value immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Exercise Rate shall be adjusted in accordance with the formula:


                        E' = E x M X (O - N)
                                 -----------
                                 (M x O) - F

where:

         E'    =     the adjusted Exercise Rate.

         E     =     the then current Exercise Rate.

         M     =     the Current Market Value per share of Common Stock
                     immediately prior to the Expiration Time.

         O     =     the number of shares of Common Stock outstanding
                     (including any tendered shares) at the Expiration
                     Time.

         F     =     the fair market value of the aggregate consideration
                     paid for all shares of Common Stock purchased pursuant to the tender offer.

            N     =     the number of shares of Common Stock accepted for
                        payment in such tender offer.

            If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (m) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (m) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

            Notwithstanding the foregoing, if "F" in the above formula equals or exceeds "(M x O)" in the above formula, then "M" in the above formula shall be equal to the fair value per share of the Common Stock immediately prior to the Expiration Time as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent.

            The Company shall not and shall cause its subsidiaries not to allow the number of shares of Common Stock accepted for payment pursuant to any such tender offer to equal the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time.

            In no event shall any adjustment made pursuant to this subsection
(m) be made which would decrease the Exercise Rate.

            (n)   FORM OF WARRANTS.

            Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            (o)   WARRANT AGENT'S DISCLAIMER.

            The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental warrant agreement under subsection (j) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

            (p)   MISCELLANEOUS.

            For purpose of this Section 12 the term "SHARES OF COMMON STOCK" shall mean (i) shares of the classes of stock designated as the Common Stock, par value $0.0001 per share of the Company as of the date of this Agreement, and
(ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (m) of this Section 12, inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

            SECTION 13. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the value (as determined by the Board of Directors in good faith) of a Warrant Share over the Exercise Price Per Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

            SECTION 14. NOTICES TO WARRANT HOLDERS. Upon any adjustment pursuant to Section 12 hereof, the Company shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company, within 10 days after notification is received by the Warrant Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company, accompanied by the report thereon by a firm of independent public accountants selected by the board of directors of the Company (who may be the regular accountants for the Company), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) the Company proposes to take any action that would require an adjustment to the Exercise Rate pursuant to Section 12;

then the Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant Register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of

Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The Company shall not effect any such distribution, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up without first providing the notice required hereby.

            The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution or dividend to the holders of its Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 30 days prior to such record date therefor.

            Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

            SECTION 15. NOTICES TO THE COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Company), as follows:

                  Advanced Radio Telecom Corp.
                  500 108th Avenue, N.E.
                  Suite 2600
                  Bellvue, Washington  98004
                  Attention:  Chief Financial Officer

            Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

                  Warrant Agent
                  [Address]


                  Attention:   Corporate Trust Administration
                  Fax Number:

            SECTION 16. SUPPLEMENTS AND AMENDMENTS. Any amendment or supplement to this Agreement shall require the written consent of registered holders of a majority of the then outstanding Warrants. In determining whether the holders of a majority of outstanding Warrants have given their consent, Warrants owned by the Company or its affiliates shall be disregarded. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased, (ii) the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder) or (iii) the Expiration Date would be changed to a date earlier than as provided in Section 7 hereof. The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

            SECTION 17. CONCERNING THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

            (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

            (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

            (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (f) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

            (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any reasonable costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

            (h) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer
      or employee.   Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an affiliate thereof.

            (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

            (j) The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

            (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

            SECTION 18. CHANGE OF WARRANT AGENT. The Warrant Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor warrant agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

            SECTION 19. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

            SECTION 20. REGISTRATION RIGHTS. The Holders shall be entitled to all of the benefits of the Registration Rights Agreement in connection with the Warrants and Warrant Shares.

            SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 22.  TERMINATION.  This Agreement shall terminate at 5:00
p.m. New York City time on [          ], 2006 (or such later date as provided in
Section 7 hereof). Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.

            SECTION 23. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            SECTION 24.  BENEFITS OF THIS AGREEMENT.  Nothing in this
Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

            SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            SECTION 26. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  ADVANCED RADIO TELECOM CORP.


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:



                                  [                               ],
                                  as Warrant Agent


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT A

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
           AND ON OR BEFORE [         ], 2006 (Subject to extension)


No. _______                                                   _______ Warrants


                               Warrant Certificate

                          ADVANCED RADIO TELECOM CORP.


            This Warrant Certificate certifies that ______, or registered
assigns, is the registered holder of Warrants expiring [        ], 2006 (subject
to extension) (the "WARRANTS") to purchase shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of Advanced Radio Telecom Corp., a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on
or before 5:00 p.m. New York City Time on [       ], 2006, one fully paid and
nonassessable share of Common Stock (a "WARRANT SHARE") at the initial exercise price per Warrant (the "EXERCISE PRICE") of $.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

            No Warrant may be exercised before the Exercisability Date or after
5:00 p.m., New York City Time, on          , 2006 (or such later date as
extended pursuant to the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

            This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Advanced Radio Telecom Corp. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:

                                       ADVANCED RADIO TELECOM CORP.


                                       By:
                                            ---------------------------------
                                                      President

                                       By:
                                            ---------------------------------
                                                      Secretary


Countersigned:

[                         ],
  as Warrant Agent


By:
     -----------------------------
      Authorized Signature

                         [Form of Warrant Certificate]

                                   [Reverse]


            The Warrants evidenced by this Warrant Certificate are part of a
duly authorized issue of Warrants expiring [          ], 2006, entitling the
holder on exercise to receive shares of Common Stock, of the Company (the
"CLASS A COMMON STOCK"), par value $0.001 per share, and are issued or to be
issued pursuant to a Warrant Agreement dated as of [         ], 1996 (the
"WARRANT AGREEMENT"), duly executed and delivered by the Company to [
], a [            ] corporation, as warrant agent (the "WARRANT AGENT"), which
Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            Warrants may be exercised at any time on or after the
"EXERCISABILITY DATE" and on or before [            ], 2006, subject to
extension as provided in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise thereof. Such registration rights are set forth in the Second Restated and Amended Registration Rights Agreement, dated as of July 3, 1996, among the Company and the parties named therein.

            Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          [Form of Election to Purchase]

                    (To Be Executed upon Exercise of Warrant)


            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of Advanced Radio Telecom Corp. in the amount of $_____ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is __________ and that such shares be delivered to _________ whose address is ______________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is ________, and that such Warrant Certificate be delivered to ___________, whose address is ________________.


                                       Signature:


Date:

                                       Signature Guaranteed:

                                                                     EXHIBIT B



                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS


Re: Warrants to Purchase Common Stock (the "WARRANTS") of Advanced Radio Telecom Corp.

            This Certificate relates to ____ Warrants held in certificated form by ______ (the "TRANSFEROR").

The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

            In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement (the "AGREEMENT") relating to the Warrants and the restrictions on transfers thereof as provided in Section 6 of such Agreement, and that the transfer of this Warrant requested hereby does not require registration under the Securities Act (as defined below) because[*]:

      / /     Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 6(a)(y)(a) of the Agreement).

      / /     Such Warrant is being transferred in accordance with Regulation S under the Securities Act of 1933 (the "Securities Act"). An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

      / /     Such Warrant is being transferred in accordance with Rule 144 under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

      / /     Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                       ----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]

                                       By:
                                            -----------------------------------

Date:
       ----------------------
       *Check applicable box.

                                                                     EXHIBIT C



      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
      SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT FOR THIS SECURITY), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND
      (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                                                                     EXHIBIT D


                      Transferee Letter of Representation

Advanced Radio Telecom Corp.
500 108th Avenue, N.E.
Suite 2600
Bellvue, Washington  98004


Ladies and Gentlemen:

            In connection with our proposed purchase of         Warrants to
purchase Common Stock (the "SECURITIES") of Advanced Radio Telecom Corp. (the "COMPANY"), we confirm that:

            1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Warrant
      Agreement dated as of [           ], 1996 relating to the Securities and
      the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

            2. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only
      (A) to the Company or any subsidiary thereof, (B) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (C) pursuant to the exemption from registration under the Securities Act (if available), or (D) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            3. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "ACCREDITED INVESTOR") as to each of which we exercise sole investment discretion.

            The Company is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Name of Purchaser)


                                       By:
                                          --------------------------------------

                                       Date:
                                            ------------------------------------

            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ---------------------------------

Address:
        ------------------------------

Taxpayer ID Number:
                   -------------------


                                      D-2